EXHIBIT 99.1

MedAssets and Pamplona Announce Early Termination of HSR Act Waiting Period in Proposed Transaction

ATLANTA, Dec. 9, 2015 (GLOBE NEWSWIRE) -- MedAssets, Inc. (NASDAQ:MDAS) and Pamplona Capital Management LLP today announced that, on December 8, 2015, the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act), as amended, in connection with Pamplona's proposed acquisition of MedAssets.

As previously disclosed on November 2, 2015, MedAssets and Pamplona entered into a definitive agreement pursuant to which Pamplona would acquire MedAssets for $31.35 per share in cash. The purchase price represents a 44.5% premium to the 30 trading day volume weighted average price of MedAssets common stock and an enterprise value of approximately $2.7 billion.

The early termination of the HSR Act waiting period satisfies a condition to the proposed acquisition. The proposed acquisition is now expected to close by the end of January 2016, and remains subject to certain other customary closing conditions, including the approval of the merger agreement by MedAssets' stockholders.

About MedAssets

MedAssets is a healthcare performance improvement company that combines strategic market insight with rapid operational execution to help providers sustainably serve the needs of their communities. More than 4,500 hospitals and 123,000 non-acute healthcare providers rely on our solutions to reduce the total cost of care, enhance operational efficiency, align clinical delivery, and improve revenue performance across the System of CARE. For more information, please visit www.medassets.com.

About Pamplona Capital Management

Pamplona Capital Management is a London and New York-based specialist investment manager established in 2005 that provides an alternative investment platform across private equity, fund of hedge funds and single manager hedge fund investments. Pamplona Capital Management, LLP manages over USD 10 billion in assets across a number of funds for a variety of clients including public pension funds, international wealth managers, multinational corporations, family offices and funds of hedge funds. Pamplona is currently managing its fourth private equity fund, Pamplona Capital Partners IV LP, which was raised in 2014. Pamplona invests long-term capital across the capital structure of its portfolio companies in both public and private market situations. Please see Pamplonafunds.com for further information.

Important Additional Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the proposed acquisition of MedAssets by Magnitude Parent Holdings, LLC.

In connection with the proposed acquisition, on December 4, 2015 MedAssets filed a definitive proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the "SEC"). INVESTORS AND STOCKHOLDERS OF MEDASSETS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. MedAssets first mailed the definitive proxy statement to its stockholders on or about December 7, 2015. Investors and stockholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about MedAssets (if and when available), free of charge at the SEC's Web Site at http://www.sec.gov. In addition, the proxy statement, the SEC filings that will be incorporated by reference in the proxy statement and the other documents filed with the SEC by MedAssets may be obtained free of charge from MedAssets' Investor Relations page on its corporate website at http://ir.medassets.com/.

MedAssets and its directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed transaction from the stockholders of MedAssets. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed transaction are set forth in the proxy statement that was filed with the SEC. Information about the directors and executive officers of MedAssets is set forth in MedAssets' Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and the proxy statement on Schedule 14A for MedAssets' 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement regarding the proposed transaction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and includes the intent, belief or current expectations of MedAssets and its management team with respect to MedAssets' future business operations. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this communication include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of MedAssets' business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this communication can also be found in MedAssets' Risk Factor disclosures in its Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. MedAssets disclaims any responsibility to update any forward-looking statements.

The following factors, among others, could cause our actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement regarding the proposed acquisition; (2) the inability to complete the transactions contemplated by the proposed acquisition due to the failure to obtain the required stockholder approval; (3) the inability to satisfy the other conditions specified in the definitive merger agreement regarding the proposed acquisition; (4) the risk that the proposed transaction disrupts current plans and operations, increases operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of such transactions; (5) the outcome of any legal proceedings that may be instituted following announcement of the proposed acquisition and transactions contemplated by the definitive merger agreement regarding the proposed acquisition; and (6) the possibility that MedAssets may be adversely affected by other economic, business, and/or competitive factors.

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CONTACT: Robert P. Borchert
         678.248.8194
         rborchert@medassets.com